Exhibit 99.1

CHENIERE ENERGY PARTNERS LP HOLDINGS, LLC
NEWS RELEASE

Cheniere Energy Partners LP Holdings, LLC Declares Quarterly Dividend

Houston, Texas - February 8, 2017 - Cheniere Energy Partners LP Holdings, LLC (NYSE MKT: CQH) (“Cheniere Partners Holdings” or the “Company”) announced today that its Board of Directors declared a quarterly cash dividend of $0.020 per common share representing limited liability company interest in the Company. The dividend will be payable on February 28, 2017 to shareholders of record as of close of business February 17, 2017.

About Cheniere Partners Holdings
Cheniere Partners Holdings owns a 55.9% limited partner interest in Cheniere Energy Partners, L.P. (NYSE MKT: CQP) (“Cheniere Partners”), a publicly traded limited partnership. Cheniere Partners Holdings’ only business consists of owning Cheniere Partners units and, accordingly, its results of operations and financial condition are dependent on the performance of Cheniere Partners. Cheniere Partners owns and operates liquefied natural gas (“LNG”) regasification facilities and, adjacent to these facilities, plans to construct over time up to six natural gas liquefaction trains (“Trains”) with an expected aggregate nominal production capacity of approximately 27 mtpa. Trains 1 and 2 have commenced commercial operations, Train 3 is undergoing commissioning, Trains 4 and 5 are under construction, and Train 6 is fully permitted.
For additional information, please refer to the Cheniere Partners Holdings website at www.cheniere.com and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the Securities and Exchange Commission.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical fact, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ and Cheniere Partners Holdings’ business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements and (vi) statements regarding future discussions and entry into contracts.  Although Cheniere Partners Holdings believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners Holdings’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners Holdings’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners Holdings does not assume a duty to update these forward-looking statements.

CONTACTS:

Investors: Randy Bhatia: 713-375-5479
Media: Faith Parker: 713-375-5663